EXHIBIT 4.1


                        Advisors Asset Management, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                                October 16, 2015




Advisors Disciplined Trust 1529
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217

     Re:                Advisors Disciplined Trust 1529
         Global Dividend Strategy Portfolio, Series 2015-4Q - A Hartford
               Investment Management Company ("HIMCO") Portfolio
         ---------------------------------------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-206001 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Advisors Asset Management, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Very truly yours,

                             Advisors Asset Management, Inc.


                             By     /s/ ALEX R. MEITZNER
                               ------------------------------
                                   Senior Vice President